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                                                                    EXHIBIT 16.1

June 24, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                            CTB INTERNATIONAL CORP.

     We have read the second paragraph of "Change in Independent Accountants" on page 59 of the Registration Statement on Form S-1 of CTB International Corp. dated June 24, 1997 and are in agreement with the first, second, fourth and fifth sentences of such paragraph.

Yours very truly,

Price Waterhouse LLP
South Bend, Indiana